UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 2, 2015

Dimension Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-37601	46-3942159
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

840 Memorial Drive, 4th Floor Cambridge, MA	02139
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (617) 401-0011

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 2, 2015, Dimension Therapeutics, Inc. (the “Company”) executed a Lease Agreement (the “Lease”) with ARE-MA Region No. 20, LLC (the “Landlord”) relating to the lease of approximately 17,500 square feet of office and laboratory space at a facility located in Woburn, Massachusetts (the “Premises”) to be used as additional office and laboratory space for the Company. The Lease commences on the earliest of (a) the date the Landlord delivers the Premises to the Company, expected April 1, 2016, (b) the date the Landlord would have delivered the Premises but for delays by the Company or (c) the date the Company conducts any business in the Premises or any part thereof (the “Commencement Date”), and expires five years from the first day of the first full month on or after the Commencement Date. Upon certain terms and conditions set forth in the Lease, the Company has the right to extend the Lease for one additional five year period. The Company will pay annual rent of $26.00 per rentable square foot, or $38,096.50 per month for the first year, increasing annually by $1.00 per rentable square foot during the term of the Lease. The Company shall receive up to $615,405 from the Landlord for tenant improvements to the Premises and may elect to receive up to an additional $439,575 with certain adjustments in rent. The Company will post a security deposit in the amount of $114,289.50.

The foregoing description of the Lease is qualified by reference to the Lease, a complete copy of which is filed hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure

On November 3, 2015, the Company issued a press release relating to the Lease. The full text of the press release is furnished as Exhibit 99.1 hereto. The information in this Item 7.01 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Lease Agreement, by and between the Company and ARE-MA Region No. 20, LLC, dated November 2, 2015.

99.1	Press Release issued by the Company on November 3, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 3, 2015	DIMENSION THERAPEUTICS, INC.

	By:	/s/ Annalisa Jenkins
Annalisa Jenkins
President and Chief Executive Officer